Exhibit 99.1

Press Release

Applied Micro Circuits Corporation Announces Chief Financial Officer Transition

SANTA CLARA, Calif., Aug. 14, 2015 (GLOBE NEWSWIRE) - Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today announced that Douglas Ahrens, Vice President and Chief Financial Officer, will resign from AppliedMicro effective Aug. 21, 2015, in order to pursue a CFO role with a privately-held company in the software industry.

In connection with Mr. Ahrens’ departure, AppliedMicro has appointed Karen M. Rogge to serve as interim CFO commencing August 24, 2015. Ms. Rogge has been a senior financial and operations executive at industry-leading technology companies, as well as emerging companies, for the past four decades. AppliedMicro has retained a search firm and is in the process of identifying a permanent successor.

"I would like to thank Doug for his contributions to AppliedMicro," said Dr. Paramesh Gopi, President and Chief Executive Officer of AppliedMicro.  "We wish Doug continued success in his next venture."

"I would also like to take this opportunity to reiterate the guidance we provided for the September quarter on our last quarterly earnings call," said Dr. Gopi. “We are heartened by our increasing customer traction and remain confident about AppliedMicro’s growth prospects for the balance of fiscal 2016 and beyond.”

About AppliedMicro
Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Santa Clara, California. www.apm.com.
(C) Copyright 2015, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, HeliX, Server on a Chip, Cloud Processor and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.
Forward-Looking Statements
This press release contains forward-looking statements that reflect the Company's current views and expectations with respect to future events and financial performance, including statements regarding the Company's executive management; strategic focus; new product development, commercialization and customer acceptance; the development of the X-Gene and ARM ecosystems; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company's products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the Company's major customers, which may cause delays, reductions, rescheduling or cancellation of customer orders, successful management and retention of key personnel and service providers, market acceptance of new products and technologies, legal and regulatory developments, and general economic conditions, and do not take into account any restructuring or related activities that the Company may undertake. More information about potential factors that could affect the Company's business and financial results is included in the "Risk Factors" set forth in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2015, and its other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:
Suzanne Schmidt
Phone: (415) 217-4962
E-Mail: suzanne@blueshirtgroup.com

Media Contact:
Mike Major

Phone: (408) 542-8831
E-mail: mmajor@apm.com